UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 9, 2021

(Date of earliest event reported)

ADVANCED CONTAINER TECHNOLOGIES, INC. (Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92878 (ZIP Code)
(951) 381-2555 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

DPH Supplements, Inc. (“DPH”), a company of which Douglas P. Heldoorn, an officer and director of the Company, is the sole shareholder, leased the building that is partially occupied by the Company from its owner under a master lease, dated August 27, 2018, which had a term of 2 years that expired on August 31, 2020, at a rental of $11,108 per month. This lease was extended for a 2-year term, so as to expire on August 31, 2022, at a rental of $9,791 per month. DPH subleased 8,000 square feet of the building to the Company under a 1-year sublease expiring on August 31, 2019, at a monthly rent of $8,640 per month and on the other terms set forth in Item 2 and subleased the remaining 2,000 square feet to an unrelated party at a rent of $2,467 per month. On September 1, 2019, the Company and DPH extended its term for one year, such that its term expired on August 31, 2020, at a monthly rent of $8,967. On September 1, 2020, DPH leased these premises to Med X Technologies Inc., a wholly owned subsidiary of the Company which operates its Medtainer® business (“Med X”) for a monthly rent of $9,007, for a term that expired on August 31, 2021. Under a sublease entered into on September 9, 2021, and dated as of September 1, 2021, DPH leased these premises to Med X for a monthly rent of $9,791, for a term that will expired on August 31, 2022. Under each of these subleases, the Company or Med X, as the case may be, agreed to assume and all of the obligations of DPH under the master lease, including the payment in full of certain capital expenses and the sharing of others; the payment of “common area operating expenses,” as defined (which includes real property taxes paid by master lessor); the maintenance of the property; and payment of insurance premium increases.

Under the immediately prior subleases, the Company and Med X subleased 80% of the area of the building and paid 77.8% and 72.5% of the total rent paid by DPH for the building under the earlier and later of these subleases, respectively. Under the current sublease, Med X leases 80% of the total area of the building and pays 78.1% of the total rent paid by DPH for the building. Under all of these subleases, the amounts of rent payable by the Company to DPH were equal to the rent that DPH paid to the owner of the building under the master lease, such that DPH netted and will net no income after it paid rent to the master lessor.

The Company believes that the rent for these premises approximates the market rate for space in the area in which they are located and that the current sublease is fair to the Company and in its best interest.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Sublease Agreement, dated as of September 1, 2021, by and among KST Family Trust, as landlord, DPH Supplements, Inc., as sublessor, and Med X Technologies Inc., as sublessee. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CONTAINER TECHNOLOGIES, INC.

By: /s/ Douglas P. Heldoorn

Douglas P. Heldoorn

Chief Executive Officer

Dated: September 13, 2021